UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2022

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

delaware	1-13627	26-4413382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Indiana Street, Suite 650

Golden, Colorado 80401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 839-5060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AUMN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

The Company selected Armanino, LLP ("Armanino") as the Company's new independent registered public accounting firm to audit the Company's consolidated financial statements as of and for the year ending December 31, 2022. The Audit Committee of the Company unanimously approved the appointment of Armanino, subject to completion of Armanino’s client acceptance procedures, which were completed on September 6, 2022. The decision to change the Company's independent registered public accounting firm was the result of a request for proposal process. The Company has not previously consulted with Armanino on any matter related to its financial statements.

The Company’s prior engagement with Plante & Moran, PLLC (“Plante Moran”) as the Company’s independent registered public accounting firm has been terminated by mutual agreement of the Company’s Audit Committee and Plante Moran. The termination of the engagement was effective as of September 6, 2022.

The audit reports of Plante Moran on the Company’s financial statements for the fiscal years ended December 31, 2020, and 2021 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years ended December 31, 2020, and 2021 and through the subsequent interim period preceding Plante Moran’s dismissal, there were no disagreements between the Company and Plante Moran on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Plante Moran, would have caused it to make reference thereto in its reports on the Company’s financial statements for such fiscal years.

During the two most recent fiscal years ended December 31, 2020, and 2021 and through the subsequent interim period preceding Plante Moran’s dismissal, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Plante Moran with a copy of these disclosures as set forth under this Item 4.01 and requested that Plante Moran furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Plante Moran agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of the response letter from Plante Moran is attached hereto as Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Plante & Moran, PLLC, dated as of September 8, 2022.

104	Cover Page Interactive Data File (formatted in Inline XBRL and included as Exhibit 101.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2022

Golden Minerals Company

By:	/s/ Julie Z. Weedman
Name: Julie Z. Weedman
Title: Senior Vice President and Chief Financial Officer